Exhibit 99.1

Worksport Reports Record High August Sales Month, Trending To Beat 2024 Revenue Guidance

Net Sales Surging to Approximately $1.22 Million For August & Management Highlights Focus On Expanding Operations To Support Cash Flow Positivity.

West Seneca, New York, September 12, 2024 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, proudly announces another significant sales month in 2024, with August 2024 net sales surging to $1,213,604.28. This notable performance propels our Annual Recurring Revenue (ARR) rate to an impressive $14.56 million, which exceeds the 2023 year-end revenue of $1.53 million. This explosive early growth highlights the strong demand for Worksport’s Made-in-America products and positions the Company to beat 2024 revenue guidance.

“Strong sales momentum continues, our ARR now nearly matches our current market cap, and we are trending to beat our 2024 revenue guidance. As we rapidly push towards cash flow positivity and further sales growth, we firmly believe Worksport is significantly undervalued, presenting strong upside potential,” said Steven Rossi, Worksport CEO.

With this performance, Worksport remains on track towards its goal of moving to cash flow positivity within 2025. Yesterday, Worksport announced the successful testing of its COR portable energy system, functioning as a range extender for EVs like the Tesla Model 3.

Forward Guidance and Future Growth

At our current Q2 revenue pace, Worksport is on track to exceed our previously issued 2024 revenue guidance of $6-8 million, based solely on current product lines,” stated Steven Rossi. He added, “Notably, this forecast does not yet include revenue potential from our most exciting products: AL4, SOLIS, and COR lines, which are expected to contribute significantly to future earnings. All are expected to be in the market in the near-term.”

With projected revenues of $15-20 million from the tonneau cover segment alone in FY 2025, Worksport expects continued growth as demand for its premium products increases. The Company believes the premium AL4 cover may further boost these figures based on increasingly strong expressed demand. Worksport believes it is on track to becoming a nine-figure ($100M+ revenue) company in the near-to-midterm, as the upcoming launches of SOLIS and COR product lines mark pivotal milestones in the Company’s expansion. Worksport’s market cap [9/10/2024] of $15.1 million, sitting below book value, reflects its growth potential.

Upcoming Product Launches

The Company continues to expand its product portfolio with upcoming products, including the highly anticipated AL4 Hard Tonneau Cover, SOLIS Solar Tonneau Cover, and COR Portable Energy System—each aimed to address multi-billion-dollar TAM opportunities. As scaling continues, Worksport remains focused on improving margins and accelerating future profitability.

The upcoming Alpha releases of the COR Portable Energy System and SOLIS Solar Tonneau Cover this month positions Worksport for its continued growth. The AL4, SOLIS, and COR lines are expected to unlock lucrative opportunities for larger contracts, OEM partnerships, and expansive global sales. Investors can anticipate Worksport’s initial sales outlook for these products during the Q3 2024 earnings call, where Worksport will reveal insights into its accelerating growth trajectory and significant upside potential of the Company.

Investor Inquiries May Be Directed To:

Investor Relations, Worksport Ltd.

T: 1 (888) 554-8789 x128

W1: https://investor.worksport.com

W2: www.worksport.com

E: investors@worksport.com

Key 2024 Press-Releases:

●	September 11: EXCLUSIVE: Worksport’s Portable COR Battery Adds 7 Miles Of Charge To Tesla Model 3 In Lab Test

●	August 20: Worksport ($WKSP) Begins COR Alpha Production

●	August 14: Worksport Announces Record High Revenues; 275% Q2 Growth

●	August 1: Worksport Announces Impressive SOLIS Solar Cover Test Results

●	June 20: Worksport Announces Record Breaking May Sales

●	May 8: Worksport Awarded $2.8MM Grant

●	April 25: Worksport Signals Undervalued Status, Eyes Major 2024 Growth

●	March 6: Worksport to Launch Innovative SOLIS & COR Products This Summer

Read all Worksport press releases: [Link to All Press Releases].

Stay Connected

●	Investor Newsletter: Investors and customers are invited to follow Worksport’s progress as it builds on this momentum and strives to redefine industry standards with each new corporate development. Link to Newsletter.

●	Contact Information

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com E: investors@worksport.com W: worksport.com

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, and NP (Non-Parasitic), hydrogen-based true green energy solutions for the sustainable, clean energy, and automotive industries. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with RAM, Chevrolet, and GMC models from General Motors, as well as Ford, Jeep, Nissan, and Toyota pickup trucks. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and NP (Non-Parasitic), Hydrogen-based technology. Terravis Energy’s website is terravisenergy.com. For more information, please visit investors.worksport.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram (collectively, the “Accounts”), the links of which are links to external third party websites, as well as sign up for the Company’s newsletters at investors.worksport.com. The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company.

Product social media	Investor social media
Instagram	X (formerly Twitter)
Facebook YouTube	LinkedIn Link to Newsletter

Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media.

The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

For additional information, please contact:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128 W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.